RCM Technologies, Inc.
                    Computation of Earnings Per Common Share
                             Years Ended October 31,







                                                      1995               1994                1993
                                                      ----               ----                ----

Income

Income applicable to common stock             $     849,105        $ 1,426,005           $   733,025
                                              =============        ===========           ===========


Shares
     Weighted average number of common
     shares outstanding                          14,669,093         14,375,386            14,344,551
     Common stock equivalents                       370,754            275,995                47,506
                                                    -------            -------                ------

     Total                                       15,039,847         14,651,381            14,392,057
                                                 ==========         ==========            ==========




Primary income per share                               $.06               $.10                  $.05
                                                       ====               ====                  ====


Fully diluted earnings per share                       $.06               $.10                  $.05
                                                       ====               ====                  ====

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